UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):   March 2, 2006

MUELLER WATER PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-131521	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4211 W. Boy Scout Boulevard Tampa, FL 33607
(Address of Principal Executive Offices)

 (813) 871-4811

 (Registrant’s telephone number, including area code)

Not applicable.

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On March 2, 2006, Walter Industries, Inc., the parent company of Mueller Water Products, Inc. (the “Company”) and Gregory E. Hyland entered into an Agreement amending the Letter Agreement dated September 9, 2005. Mr. Hyland serves as Chairman, President and Chief Executive Officer of the Company and Walter Industries, Inc. The March 2, 2006 Agreement does not require that Mr. Hyland relocate to Tampa, Florida but requires such relocation to the new headquarters location of the corporate offices of the Company, within 120 days after the establishment of such corporate headquarters. The March 2, 2006 Agreement also allows Mr. Hyland to fulfill his obligation to invest $150,000 in the stock of Walter Industries, Inc. by purchasing the stock of either the Company or Walter Industries, Inc.

The March 2, 2006 letter agreement is filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

10.1	Letter Agreement dated as March 2, 2006 between Walter Industries, Inc. and Gregory E. Hyland

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2006	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Victor P. Patrick
Victor P. Patrick
Vice President